UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

___________

FORM 8-K/A-1

___________

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2012

ENCOM GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-54277	27-1519178
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3330 South Federal Highway, Suite 220, Boynton Beach, Florida	33435
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(561) 289-4161

(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 4- Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant

(a)       On July 10, 2012 we receive a letter from Hein & Associates, LLP in which they resigned as the Company’s independent registered public accounting firm.

Hein & Associates, LLP served as the Company’s independent registered public accounting firm from May 3, 2012 through July 10, 2012. There were no disagreements (as defined in Item 304 of Regulation S-K) with Hein & Associates on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Hein & Associates would have caused it to make reference in connection with its opinion to the subject matter of the disagreement.

We provided Hein & Associates with a copy of the above disclosures and requested that Hein & Associates provide us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with such disclosures.

(b)       Engagement of new independent registered public accounting firm.

On August 2, 2012 our Board of Directors engaged MaloneBailey LLP, as its independent registered public accounting firm.

During the Company’s most recent fiscal year end and the interim periods preceding the engagement of MaloneBailey LLP, and through August 1, 2012 neither the Company nor anyone acting on our behalf, has consulted with MaloneBailey LLP regarding either: (i) the application of accounting principles to a specified transaction, either contemplated or proposed, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, or (iii) any matter that was either the subject of a disagreement between the Company and Hein & Associates as described in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit 16.1     Letter from Hein & Associates

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCOM GROUP, INC.

Dated: September 14, 2012	By:	/s/ Jared G. Robinson
Name: Jared G. Robinson
Title: Chief Executive Officer